Exhibit 99.1

For Immediate Release
Peloton Announces New Chief Operating Officer and Additional Leadership Changes
To Lay the Foundation for Growth

Charles Kirol Will Join as COO; Dion Camp Sanders is Named Chief Commercial Officer
NEW YORK, April 9, 2025 – Peloton Interactive, Inc.(NASDAQ: PTON) today announced changes to its leadership team with the appointment of Charles Kirol to the newly created role of Chief Operating Officer, reporting to President & CEO Peter Stern. The company has also designated current Chief Emerging Business Officer Dion Camp Sanders as Chief Commercial Officer. These changes reinforce the company’s focus on improving Member outcomes by enabling rapid innovation, meeting Members everywhere through channel expansion, making Members for life by delivering superior service experiences, and improving unit economics and cost management.
Charles Kirol will join the company as COO on April 14. He has more than 25 years of experience steering high-impact business transformations at scale and will be instrumental in enabling Peloton to deliver even better products and service for current and future Members, and to do so more efficiently. More specifically, Kirol will focus on supply chain, cost management, information technology, and achieving operational excellence across all aspects of Peloton’s business.
Kirol previously served as Executive Vice President, Chief Global Operations and Technology Officer at iRobot Corporation, a global consumer robot company offering home innovation products. Previously, he was Senior Vice President of Global Operations for Sensata Technologies, a leading supplier of sensing, electrical protection, control and power management solutions. Kirol has also held executive roles in global operations, sourcing and supply chain management at Stanley Black & Decker and GE Capital. He is a long-standing naval officer, having served on active duty for more than 16 years. Kirol currently holds the rank of Rear Admiral in the US Navy Reserves, where he is one of the senior-most procurement, logistics, and supply corps officers, and presently leads a team of 3,600 logistics professionals.
“With his extensive manufacturing and operational experience across both the private and public sectors, Charles has a proven track record of leadership that will be invaluable to Peloton as we continue to transform our business and work to empower millions of Peloton Members to live fit, strong, long, and happy,” said Stern. “His vision, world-class understanding of manufacturing, and exceptional ability to inspire teams make him uniquely qualified to help lead our operations.”
As part of the COO transition, current Chief Supply Chain Officer Andy Rendich will step down from his role and remain at the company as an advisor through the end of Peloton’s fiscal year. Rendich has played an essential role in both streamlining and elevating the company’s operations and supply chain management during a critical chapter in its evolution.
“I’m grateful to Andy for his steady hand and unwavering commitment to the company the past several years,” Stern added. ”He and the team he built for Peloton have been instrumental in guiding our supply chain through unprecedented challenges. We know Andy will continue to do great things wherever he goes next, just as he has done for Peloton, and we are lucky to have his continued support during the next few months.”
Peloton will also be launching a search for a Chief Information Officer. The role will manage and oversee Peloton’s information technology strategy, operations, and infrastructure and report to Charles Kirol.

Additionally, current Chief Emerging Business Officer Dion Camp Sanders has been named Chief Commercial Officer. This designation recognizes Sanders’s central role in returning Peloton to growth, including his responsibility for first-party retail, inside sales, third-party retail, bike rental and sales of pre-owned refurbished equipment, international strategy and operations, B2B channels, Precor, M&A, and business development.
Forward Looking Statement
This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to statements regarding changes to our leadership team, our future operating results and financial position, our business strategy and plans, our growth, and our objectives for future operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to a number of risks, uncertainties, and assumptions and other important factors that could cause actual results to differ materially from those stated, including the risks and uncertainties described in the sections titled “Risk Factors” in Part I, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, as such factors may be updated in our filings with the Securities and Exchange Commission. Our forward-looking statements speak only as of the date of this press release, and we undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law.
About Peloton

Peloton (NASDAQ: PTON) provides Members with world-class equipment, ground-breaking software, expert human instruction, and the world’s most supportive fitness community. Founded in 2012 and headquartered in New York City, Peloton has millions of Members across the US, UK, Canada, Germany, Australia, and Austria. For more information, visit www.onepeloton.com.

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